Exhibit 10.7

OPTION AGREEMENT

THIS AGREEMENT is made and entered into this 8th day of September, 2009, by and between MDI, Inc., a Delaware corporation (hereinafter referred to as the “Grantor”) and 214 Investments, Inc., a Texas corporation, (hereinafter referred to as “Grantee”).

In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.             GRANT OF OPINION.  For and in consideration of the sum of $1.00.00 and other good and valuable consideration paid by Grantee, receipt and sufficiency of which are hereby acknowledged by Grantor, the Grantor herein grants to Grantee the exclusive right, privilege, and option to purchase all of the issued and outstanding membership interests of Structure REDS, LLC, a Texas limited liability company and a wholly owned subsidiary of Grantor (“Structure”).

2.             EXERCISE.  This option shall first be exercisable by Grantee thirty (30) days after execution hereof and may be exercised by Grantee any time thereafter on or before the first anniversary of the Agreement (“Expiration Date”) by written notice to Grantor, which notice shall be effective upon the mailing or delivery of said notice to the Grantor.

3.             SECURITIES PURCHASE AGREEMENT.  In the event that Grantee exercises this option, the closing and the terms of said transaction shall take place pursuant to a Securities Purchase Agreement substantially in the form attached as Exhibit A and the purchase price shall be payable by means of Grantee’s issuance to Grantor of the convertible promissory note substantially in the form attached as Exhibit B hereto. The Securities Purchase Agreement and the Convertible Promissory Note shall be signed and delivered by the parties within two (2) days of such exercise.

4.             ASSIGNMENT.  This option and all rights and obligations hereunder shall be assignable by Grantee to one or more nominees of its sole choosing. Grantor may not assign this Agreement or any rights under it.

5.             CONFIDENTIALITY.  Grantor and Grantee agree that this transaction is confidential to the parties hereto and their respective successors and assigns and neither party, except as required by law, will discuss or reveal any portion of the contents of, or the existence of, this Option.

6.             BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided aforesaid.

7.             LAW OF THE FORUM.  This Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Texas regardless of the jurisdiction in which litigation relating to the subject matter hereof is initiated or continued.  In the event any action is brought based on this Agreement the venue for any such action will be any court of competent jurisdiction of the State of Texas located in Bexar, County, Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed.

GRANTOR

MDI, INC.

/s/ John Linton
By: John Linton
Its: Officer

GRANTEE

214 INVESTMENTS, INC.

/s/ J. Collier Sparks
By: J. Collier Sparks
Its: President

Exhibit A

Securities Purchase Agreement

Exhibit B

Convertible Promissory Note

Exhibit A

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is entered into as of this         day of                    , 2009, by and between 214 Investments, Inc., a Texas corporation (“Buyer”) and MDI, Inc., a Delaware corporation (“Seller”).

RECITAL:

A.                                             Seller owns a one hundred percent (100%) membership, capital and profits interest (the “Interest”) in Structure REDS, LLC., a Texas limited liability Company (the “Company”).

B.                                               Seller desires to sell the Interest to Buyer and Buyer desires to buy from Seller the Interest pursuant to the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS:

In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1.                                            Purchase and Sale of Interest. At the Closing (as hereinafter defined in Section 7.1), Seller shall, on the terms and subject to the conditions set forth herein, sell and transfer to Buyer the Interest, free and clear of all liens, charges, security interests, encumbrances, restrictions and claims, and Buyer agrees to purchase the Interest in the amounts and for the consideration set forth below.

2.                                            Purchase Price. The Purchase Price (herein so called) shall be payable at Closing by means of Buyer’s issuance to the Seller of the attached $250,000.00 Convertible Promissory Note (“Note”).

At Closing, all intercompany accounts between the Company and the Seller, and/or any subsidiaries of the Seller, will be cleared at no expense to either the Buyer or the Company.

3. Representations and Warranties of Seller.  Seller represents and warrants to Buyer that:

3.1. The Company is and on the Closing Date will be a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

3.2. Seller has full legal power to enter into and perform this Agreement. This Agreement will, when executed, be binding against Seller, in accordance with its terms.

3.3. Since September 9, 2009, Seller had taken no action which would encumber the Company’s assets and, to the Seller’s knowledge, such assets are free and clear of all liabilities, liens, claims and encumbrances (except liens for taxes not yet due and liabilities incurred in the ordinary course of business).

3.4. The Seller is the sole legal and beneficial owner of the Interest, and such Interest is free and clear of all liens, claims, charges, security interests, encumbrances and restrictions.

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

4.1. Buyer is and on the Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

4.2. Buyer has full legal power to enter into and perform this Agreement. This Agreement will, when executed, be binding against Buyer, in accordance with its terms.

Article 3. Interest. Interest shall accrue from the date hereof on the unpaid principal amount at a rate equal to 4 percent per annum, simple interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

Article 4. Certain Adjustments.

(a)  Stock Splits. If the Company, at any time while this Note is outstanding, (i) subdivides outstanding shares of its common stock into a larger number of shares, or (ii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, and absent a merger or acquisition transaction, the Conversion Price will remain as set forth in Article 2.

(b)  Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the common stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Article 4), in any such event, the Company shall convert any portion of the outstanding balance of this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of common stock into which the outstanding balance of this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(c)  Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date of issuance of this Note, there is a capital reorganization of the common stock (other than a transaction provided for elsewhere in this Article 4), as a part of such capital reorganization, provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of common stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

Article 5. Mergers.

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Note. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 6. Notices.

Any notices, consents, waivers or other communications required or to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

Article 7. No Assignment.

This Note shall not be assigned except in accordance with Article 5.

Article 8. Governing Law.

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Texas.

Article 9. Miscellaneous.

(a)  In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender.

(b)  The numbers and titles of sections contained in this Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof.

(c)  Neither this Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any waiver, modification, change, discharge, termination, revocation or cancelation is sought.

(d)  This Note may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Note by such party. Such facsimile copies shall constitute enforceable original documents.

(e)  This Note represents the FINAL AGREEMENT between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

IN WITNESS WHEREOF, the Company has duly executed this Note as of                    , 2009.

214 Investments, Inc.

By: J. Collier Sparks
Its: CEO & President

Exhibit B

CONVERTIBLE PROMISSORY NOTE
For the Purchase of Structure REDS, LLC

FACE AMOUNT U.S. $250,000.00                                                                                                              , 2009

FOR VALUE RECEIVED, 214 Investments, Inc., a Texas corporation (the “Company”), hereby promises to pay MDI, Inc., a Delaware corporation, (the “Holder”) the Face Amount in such amounts, at such times and on such terms and conditions as are specified herein (this “Note”).

Article 1. Maturity.

The Face Amount of this Note, as reduced by payments of principal as provided below, together with accrued and unpaid interest thereon, is payable by                                  , 2014, unless extended in writing by both the Company and the Holder (the “Maturity Date”).

Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in common stock, as set forth in Article 2, or readily available funds at any time and from time to time without penalty. Any balance remaining outstanding on the Maturity Date shall automatically be converted into common stock in accordance with Article 2.

Article 2. Payment.

2.1. Payment in Cash. The outstanding balance of this Note, together with accrued and unpaid interest thereon, is payable in cash or in shares of the Company’s common stock, at the Company’s option.

2.2. Payment in Stock.

(a)     Conversion. If the Company elects to convert any portion of the outstanding balance of this Note into shares of the Company’s common stock, it may do so at any time in accordance with Article 1, at its sole option. The number of shares of common stock issuable upon the conversion of this Note shall be determined pursuant to Sections 2.2(c) and 2.2(d).

(b)     Common Stock to be Issued. Upon the conversion of any portion of this Note, the Company shall issue stock certificates representing the number of shares of common stock issuable upon such conversion, as applicable, The Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to the balance of the Note. The Company warrants that the common stock shall be freely resold, except as may be set forth herein or subject to applicable law.

(c)     Conversion Price. The “Conversion Price” applicable to the conversion of the principal amount and interest accrued shall be determined by dividing (i) three (3) times the annualized revenue of the Company (as determined by the Board of Directors of the Company in good faith) by (ii) the number of shares of the Company’s Common Stock outstanding at the Conversion Date.

(d)     Conversion Rate. The number of shares of the Company’s common stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the aggregate amount of principal and interest to be so converted for any particular date by (y) the Conversion Price. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

5. Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are, at the option of Buyer, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

5.1. On the Closing Date, Seller shall be the sole legal and beneficial owner of the Interest, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances and other restrictions and limitations of any kind and nature whatsoever.

5.2. By the Closing Date, any and all necessary consents, authorizations, orders or approvals for transfer of the Interest shall have been obtained.

5.3. The representations and warranties of Seller set forth in Section 3 hereof shall be true and accurate in all material respects as of the date when made and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein.

5.4. Seller shall have substantially performed or complied with all agreements and covenants required by this Agreement to be performed by them prior to or on the Closing Date.

6. Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement are subject to the performance at or prior to the Closing Date of each of agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date.

7. Closing Documents.

7.1. The Closing under this Agreement may occur simultaneously at the offices of the Seller, 12500 Network Blvd., San Antonio, Texas on                          , 2009 at 10:00 a.m. or at such other date and time as the Seller and the Buyer agree (the “Closing”). From and after the Closing, all equitable and legal rights, title and interests in and to the Interest shall be owned, held and exercised by Buyer.

7.2. Seller hereby agrees to deliver to Buyer at the Closing the following:

7.2.1. The corporate minute book of the Company;

7.2.2 The Assignment of Membership Interest attached as Exhibit “A”;

7.2.3. Such other documents and showings as shall reasonably be required by Buyer or its counsel.

7.3. Buyer agrees to deliver to Seller on the Closing Date the duly executed Note.

8. Further Agreements. In addition to the agreements and covenants set forth elsewhere herein, the parties hereto agree as follows:

8.1. Each of the parties hereto represents and warrants that it has not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees in connection with the purchase and sale provided for herein, and each agrees to hold the other harmless from and against any such liability arising out of contracts, express or implied, which may be asserted against the noncontracting parties.

9. Survival of Representations. The representations and warranties in this Agreement and in any instrument delivered pursuant hereto shall terminate at the Closing Date; provided, however, that this Section 9 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

10.             Miscellaneous Provisions.

10.1. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail to the parties hereto at the last address they shall have given to the Company as their mailing addresses.

10.2. Each of the parties hereto hereby agrees that after the Closing Date, it will from time to time, upon the reasonable request of the other party hereto, take such further action as the other may reasonably request to carry out the transfer and sale contemplated by this Agreement.

10.3. This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

10.4. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.5. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10.6. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER

MDI, Inc.

By:
Its:

BUYER

214 Investments, Inc.

By:
Its:

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTEREST

FOR VALUE RECEIVED, MDI, Inc., a Delaware corporation (“Assignor”), herewith sells, assigns, transfers and conveys to 214 Investments, Inc.. a Texas corporations (“Assignee”), the entirety of Assignor’s rights, title and interests as member of and in Structure REDS, LLC, a Texas limited liability company (the “Company”), which shall include, without limitation, Assignor’s one hundred percent (100%) membership, capital and profits interest in the Company, Assignor’s capital account balance in the Company, Assignor’s distributions and liquidation rights in the Company and Assignor’s voting and management rights and powers in the Company.

IN WITNESS WHEREOF, Assignor has executed this Assignment this                       day of                          , 2009.

MDI, Inc.

By:
Its: